                                                                    Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE:
National Bancshares Corporation's First Quarter Ends on Positive Note

ORRVILLE, Ohio, April 18 / PRNewswire / -- National Bancshares Corporation (OTC:
NBOH), the holding company of First National Bank (www.fnborrville.com), declared a quarterly cash dividend of $.14 per share for the first quarter of 2003. This dividend, payable on April 18, 2003, is payable to shareholders of record as of March 31, 2003. Financial results for the first quarter of 2003 were also released.

"The first quarter finished on a very positive financial note," said Charles J. Dolezal, President and Chairman. Net income of $807 thousand was up approximately $77 thousand, or 10.5%, over the same period of the previous year. Total assets of $291 million increased by nearly $93 million, or 46.7%, above March 31, 2002. Net loans increased by over $73 million, or 62%, while total deposits increased by $76.5 million, or 48.4%, above the end of the first quarter of 2002. Much of this growth was driven by the merger with Peoples Financial Corporation. This merger closed in the second quarter of last year.

"With our merger accomplished, we're now focusing on repositioning our infrastructure to support a much larger organization and future profitable growth," continued Dolezal. "We are increasing staff in select positions and initiating training programs to focus on key areas throughout the bank. With a slow economy, increased regulations and growing competition from numerous financial entities, we're faced with many new challenges. We look upon these challenges, however, with great optimism. They present us with an opportunity to reach new highs moving forward, as we sharpen our skills and improve our organization to face an ever-changing competitive environment."

National Bancshares Corporation, a one-bank holding company with assets of approximately $291 million, operates fourteen First National Bank offices in Orrville, Massillon, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Lodi, and Seville.

FORWARD-LOOKING STATEMENTS--This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily subject to many risks and uncertainties. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include factors such as changes in the competitive marketplace, changes in the interest rate environment, economic conditions, changes in the regulatory environment, changes in business conditions and inflation, risks associated with credit quality and other factors discussed in the Company's filings with the Security and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002. The Company disclaims any obligation to publicly update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Contact Person:  Traci Carmony
Marketing Assistant
First National Bank, Orrville, Ohio
(330) 682-1010
tcarmony@fnborrville.com


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




NATIONAL BANCSHARES CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)

                                                        March 31, 2003         March 31, 2002
ASSETS:
Cash and due from banks                                    $7,564,622           $6,522,407
Interest bearing deposits with banks                          997,516            1,994,954
Securities held to
 maturity                                                  17,035,683           13,244,759
Securities available for sale                              49,020,828           45,351,144
Federal bank stock                                          2,711,650            1,037,600
Federal funds sold                                          7,000,000            4,600,000
Total loans (excluding unearned
 income)                                                  193,241,021          119,598,493
Less: allowance for
 loan losses                                                1,631,646            1,341,408
                                                -------------------------------------------
Loans, net                                                191,609,375          118,257,085
Accrued interest receivable                                 1,673,443            1,394,503
Premises and equipment                                      4,760,936            2,946,778
Other assets                                                8,750,519            3,032,321
                                                -------------------------------------------
TOTAL                                                    $291,124,572         $198,381,551
                                                ===========================================
LIABILITIES:
Deposits:
 Demand                                                   $33,277,304          $26,945,296
 Savings and N.O.W.s                                      118,554,057           80,992,969
 Time                                                      82,685,758           50,043,701
                                                -------------------------------------------
Total deposits                                            234,517,119          157,981,966
Securities sold under repurchase
 agreements                                                 2,243,871            4,775,461
Federal reserve note account                                  214,514            1,000,000
Federal Home Loan Bank advances                            17,137,162            1,885,491
Accrued interest payable                                      501,647              414,152
Other liabilities                                           2,903,870            1,274,832
                                                -------------------------------------------
   Total liabilities                                      257,518,183          167,331,902
                                                -------------------------------------------
SHAREHOLDERS' EQUITY
Common Stock, without par value:
  6,000,000 shares authorized
  and 2,289,528 shares issued                              11,447,640           11,447,640
 Additional paid-in-capital                                 4,689,800            4,689,800
 Retained earnings                                         16,996,169           16,001,139
 Accumulated other comprehensive
  income                                                    1,662,273              407,650
 Less: Treasury shares                                    (1,189,493)          (1,496,580)
                                                -------------------------------------------
   Total shareholders' equity                              33,606,389           31,049,649
                                                -------------------------------------------
TOTAL                                                    $291,124,572         $198,381,551
                                                ===========================================

NATIONAL BANCSHARES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
For Three Months Ended March 31, 2003 and March 31, 2002

                                                         March 31, 2003      March 31, 2002
INTEREST & DIVIDEND INCOME:
 Loans, including fees                                     $2,952,638           $2,071,666
 Federal funds sold                                            14,185               18,472
 Interest and dividends on investments:
  US government obligations                                   301,422              260,656
  Obligations of states and
   political subdivisions                                     250,317              210,794
  Other securities                                            456,009              445,800
                                                 ------------------------------------------
    Total interest and dividend income                      3,974,571            3,007,388

INTEREST EXPENSE:
 Deposits                                                     830,178              818,106
 Short-term borrowings                                          1,796                3,909
 Federal Home Loan Bank advances                              150,452               31,577
                                                 ------------------------------------------
    Total interest expense                                    982,426              853,592
                                                 ------------------------------------------

    Net interest income                                     2,992,145            2,153,796
PROVISION FOR LOAN LOSSES                                      35,000               20,000
                                                 ------------------------------------------
NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                            2,957,145            2,133,796
                                                 ------------------------------------------
NONINTEREST INCOME                                            318,767              414,028

NONINTEREST EXPENSE:
 Salaries and employee benefits                             1,206,426              906,691
 Net occupancy expense                                        174,889              103,895
 Other expenses                                               820,647              603,898
                                                 ------------------------------------------
    Total noninterest expense                               2,201,962            1,614,484
                                                 ------------------------------------------
INCOME BEFORE INCOME TAXES                                  1,073,950              933,340
INCOME TAXES                                                  267,304              203,563
                                                 ------------------------------------------
NET INCOME                                                   $806,646             $729,777
                                                 ==========================================
NET INCOME PER COMMON SHARE                                     $0.36                $0.33
                                                 ==========================================


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